Exhibit 26 (g) i. a. 3.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: March 1, 2008

Coverage: SL10/SL11/SL11B/SL15/SL16/SL17 (COLI/BOLI non-experience rated business only)

For new policies issued on or after November 21, 2011, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule F – Underwriting Guidelines of the above-referenced Agreement in its entirety with the attached Schedule F – Underwriting Guidelines which reflects underwriting changes.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-23-11

Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-23-11

Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	12-23-11

Peter G. Ferris
Second Vice President & Actuary

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COLI BOLI UW Guidelines Eff 11/21/11

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Joan Paulter	Date:	12/19/11

Print name:	Joan Paulter

Title:	VP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Chris Shanahan	Date:	12/19/11

Print name:	Chris Shanahan

Title:	EVP

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SCHEDULE F: UNDERWRITING GUIDELINES

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AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: March 1, 2008

Coverage: SL10/SL11/SL11B/SL15/SL16/SL17 (COLI/BOLI non-experience rated business only)

This Amendment hereby terminates the reinsurance of new business on new lives on and after May 28, 2012, the Amendment Effective Date, under the above-referenced Agreement. All other changes allowed under the Agreement, including but not limited to any increases if they are normally applied to the existing contract/pool, shall continue to be available hereunder. All business inforce at the effective date of this Amendment shall remain reinsured hereunder until the termination, expiry, or          of the underlying policy on which the reinsurance is based.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5-25-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5-25-12
Peter G. Ferris
Vice President & Actuary

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C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	1-3-12
Peter G. Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Chris Shanahan	Date:	12/27/11
Print name:	Chris Shanahan
Title:	EVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Joan Paulter	Date:	12/28/11
Print name:	Joan Paulter
Title:	VP